Exhibit 10.1

FINANCIAL ADVISORY SERVICES AGREEMENT

THIS AGREEMENT IS MADE EFFECTIVE as of the 1st day of March, 2009 (the “Effective Date”).

BETWEEN

DAHLMAN ROSE & COMPANY, LLC, a limited liability company formed pursuant to the laws of Delaware.

(the “Financial Advisor”),

AND

PARAMOUNT GOLD & SILVER CORP., a corporation incorporated under the laws of Delaware.

(the “Company”);

WHEREAS:

A.

The Company and the Financial Advisor entered into a letter agreement dated November 14, 2008 (the “Engagement Letter”) pursuant to which the Company engaged the Financial Advisor as its financial advisor in connection with a possible Transaction (as defined in the Engagement Letter) involving the Company;

B.

The Engagement Letter contemplates that, in the event that, within 12 months of the date thereof and prior to the consummation of any Transaction, the Company determines to undertake any alternative investment banking transactions (other than a Transaction), then the Company shall offer the Financial Advisor the right to act as its financial advisor with respect to any such alternative investment banking transaction;

C.

The Company anticipates completing a strategic private placement of equity securities (the “Private Placement”);

D.

The Financial Advisor has agreed to act as financial advisor to the Company with respect to the Private Placement; and

E.

This Agreement is intended to set out the terms and conditions acceptable to the Company and the Financial Advisor in connection therewith and to supplement the terms and conditions of the Engagement Letter.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and adequacy of which is hereby confirmed, the parties hereto do covenant and agree each with the other as follows:

1.

Role of Financial Advisor

(1)

The Financial Advisor shall act as financial advisor to the Company with respect to the Private Placement (the “Services”).

(2)

The Financial Advisor shall perform the Services using the degree of care and skill ordinarily exercised by diligent and reputable consultants in the corporate finance industry.

(3)

The Company acknowledges and confirms that the Services are provided as a financial advisor and facilitator only and not as the Company’s agent.

(4)

So far as it is not inconsistent nor in conflict with the terms of this Agreement or the Engagement Letter, the Financial Advisor is free to engage in any other remunerative contract, calling or occupation.

2.

Financial Advisory Fee

(1)

In consideration of the Services to be rendered by the Financial Advisor to the Company, the Company agrees to pay to the Financial Advisor a financial advisory fee in cash equal to 7% of the gross proceeds of the Private Placement (“Financial Advisory Fee”).

(2)

In further consideration of the Services to be rendered by the Financial Advisor to the Company, the Company agrees to issue to the Financial Advisor upon closing of the Private Placement that number of warrants to purchase shares of common stock of the Company equal to 7% of the units sold pursuant to the Private Placement (the “Financial Advisor’s Warrants”).  Each of the Financial Advisor’s Warrants will entitle the holder on the exercise thereof to purchase one share of common stock of the Company (each a “Financial Advisor’s Warrant Share”) at an exercise price of C$1.05 per Financial Advisor’s Warrant Share during a term commencing on the date that is 6 months following the closing date of the Private Placement and ending on the date that is 48 months following the closing date of the Private Placement.  It is anticipated that the Financial Advisor’s Warrants will be issued under the Company’s registration statement on Form S-3 (Registration No. 333-153104) as declared effective by the U.S. Securities and Exchange Commission on January 7, 2009, with such Warrants to be evidenced by a Warrant Agreement substantially in a form to be provided to the Financial Advisor on or about March 11, 2009.  In the event issuance of the Financial Advisor’s Warrants under the Company’s registration statement on Form S-3 as described above is deemed not practicable, the Company will grant to the Financial Advisor a Cashless Exercise Election (as defined below).

(3)

The Cashless Exercise Election will give the Financial Advisor the ability to notify the Company that it is exercising the Financial Advisor’s Warrants (or a portion thereof) by authorizing the Company to withhold from issuance of a number of Financial Advisor’s Warrant Shares issuable upon such exercise of the Financial Advisor’s Warrants which, when multiplied by the Current Market Price (as defined in Section 5 of the Warrant Certificate pursuant to the Private Placement) on the exercise date, is equal to the aggregate exercise price of the number of Financial Advisor’s Warrant Shares for which the Financial

Advisor’s Warrants are being exercised (and such number of Financial Advisor’s Warrant Shares shall no longer be issuable under the Financial Advisor’s Warrants).

3.

Expenses

The Company will reimburse the Financial Advisor for reasonable expenses incurred by the Financial Advisor expressly for the provision of the Services, including, but not limited to, reasonable fees and disbursements of legal counsel; provided, however, that in no event shall such reimbursement by the Company to the Financial Advisor as to such fees and disbursements of legal counsel exceed C$15,000.

4.

Covenants and Representations of the Financial Advisor

The Financial Advisor agrees to comply with all applicable rules, laws, regulations and policies of any kind whatsoever having application to the carrying out and performance of its obligations under this Agreement.  The Financial Advisor represents and warrants that it is (a) an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended, and (b) duly registered and in good standing as an “international dealer” under the Securities Act (Ontario).

5.

Covenants of the Company

(1)

The Company agrees to comply with all applicable rules, laws, regulations and policies of any kind whatsoever having application to (i) the Private Placement, or (ii) the carrying out and performance of its obligations under this Agreement, including, but not limited to, the issuance of the Financial Advisor’s Warrants and the Financial Advisor’s Warrant Shares.

(2)

The Company agrees to obtain all requisite regulatory approvals for the payment of the Financial Advisory Fee, the issuance of the Financial Advisor’s Warrants, and the issuance of the Financial Advisor’s Warrant Shares.

6.

Term and Termination

The term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate on the earlier of:  (a) a date which is five (5)  days following delivery of written notice of termination by one party to the other; and (b) the date immediately following the closing date of the Private Placement.  The provisions of Sections 3, 8, 9, 10 and 17 of this Agreement shall survive the termination or expiration of this Agreement.

7.

Disclaimer of Liability

(1)

The Financial Advisor expressly disclaims any liability or responsibility to any and all persons (past, present or future) including, without limitation, the Company, its board of directors, any special committee of its board of directors and any stockholder or other stakeholder of the Company:

(a)

By reason of any unauthorized use, reliance, publication, distribution of or reference to the Financial Advisor or any unauthorized reference to the Financial Advisor or this engagement; or

(b)

By reason of or in connection with the performance by the Financial Advisor of its engagement hereunder, except to the extent that a court of competent jurisdiction in a final judgment shall determine that the loss, claim, damage or liability resulted from the negligence, fraud or wilful misconduct of the Financial Advisor.

(2)

The Company acknowledges and confirms that the Financial Advisor shall not bear any responsibility or assume any liability for any statements made by the Company in connection with the Private Placement, including, but not limited to, the accuracy of any representations made by the Company to any investors in the subscription agreements provided by the Company.

8.

Indemnification

The Company hereby agrees to indemnify the Financial Advisor in accordance with Exhibit “A” hereto, which Exhibit forms part of this Agreement and the consideration of which is the entering into of this Agreement.  Such indemnity (the “Indemnity”) shall be in addition to, and not in substitution for, any liability which the Company or any other person may have to the Financial Advisor or other persons indemnified pursuant to the Indemnity apart from such Indemnity.  The Indemnity shall apply to all services contemplated herein.

9.

Limitation of Liability

Neither party shall have any liability to the other, by reason of the termination of this Agreement or otherwise, for any special, incidental or consequential damages of any kind, such as compensation for loss of present or prospective profits or revenues or loss of actual or anticipated fees, whether or not the Financial Advisor was advised of the possibility of such damage.

10.

Notices

(1)

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by facsimile or e-mail transmission to the party to whom such notice is intended to be given and any notice so delivered or sent shall be deemed to have been duly given on the next succeeding business day following the day on which it was so delivered or sent.

(2)

Until changed by notice in writing as aforesaid, the addresses of the parties are:

Financial Advisor:

Dahlman Rose & Company LLC

142 West 57th Street, 18th Floor

New York, New York  10019

Attention:

Mr. Robert Brinberg

Chief Operating Officer

Telephone:

(212) 920-2955

Fax:

(212) 920-2952

Company:

Paramount Gold & Silver Corp.

346 Waverly Street, Suite 110

Ottawa, Ontario  K2P 0W5

Attention:

Mr. Christopher Crupi

President and Chief Executive Office

Telephone:

(613) 226-9881

Fax:

(613) 226-5106

11.

Successor and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither the Financial Advisor nor the Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other party.

12.

Invalid Provisions

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

13.

Further Assurances

Each party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other party may reasonably require, for the purposes of giving effect to this Agreement.

14.

Time of Essence

Time shall be of the essence of this Agreement in all respects.

15.

Entire Agreement

This Agreement and the Engagement Letter constitute the entire agreement between the parties pertaining to the subject matter of this Agreement and the Engagement Letter and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written.  There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement and the Engagement Letter (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement and the Engagement Letter.  If any provision contained in this Agreement is inconsistent or conflicts with any provision contained in the Engagement Letter, the applicable provision in this Agreement shall govern.

16.

Waiver

A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver.  No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party.  The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

17.

Governing Law

This Agreement is governed by the laws of the State of Delaware, without regard to conflict of law principles, and will be binding upon and inure to the benefit of the Company and the Financial Advisor and their respective successors and assigns.  The Company and the Financial Advisor agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or engagement of or performance by the Financial Advisor hereunder.  The Company also hereby submits to the jurisdiction of the federal or state courts located in the State of Delaware in any proceeding arising out of relating to this Agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

18.

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

19.

Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by both parties.

By signature below, the parties are bound to the terms and conditions of this Agreement:

DAHLMAN ROSE & COMPANY, LLC
Per:
Name:
Title:
I have authority to bind the corporation.

PARAMOUNT GOLD & SILVER CORP.
Per:
Name:
Title:
I have authority to bind the corporation.

EXHIBIT “A”

INDEMNITY

In connection with the engagement of Dahlman Rose to assist the Company as described in the attached engagement letter, including modifications or future additions to such engagement and related activities prior to the date of the engagement letter (the “Engagement”), the Company agrees that it will indemnify and hold harmless Dahlman Rose and its affiliates and their respective directors, officers, agents, representatives and employees and each other person controlling Dahlman Rose or any of its affiliates (each of the foregoing, including DRC, being an “Indemnified Person”) to the full extent lawful, from and against any losses, expenses (including legal fees and expenses), assessments, claims, damages, judgments, liabilities or proceedings (hereinafter collectively referred to as “losses”) to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, as such losses are incurred by a Indemnified Person, and are (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the transaction documents or any offering materials used in connection with the Placement (including any amendments or supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than any untrue offering statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to a Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such materials), (ii) related to or otherwise arising out of the Engagement and such Indemnified Person’s performance of the services contemplated thereby, or (iii) related to the Company’s breach of any representation, warranty or covenant in the Agreement or any other agreement entered into in connection with the Transaction, whether or not any pending or threatened action, claim or proceeding giving rise to such losses is initiated or brought by or against the Company or on the Company’s behalf and whether or not in connection with any action, proceeding or investigation in which the Company or such Indemnified Persons are a party or parties, except to the extent that any losses solely with respect to the foregoing clause (ii) are found in a final judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s bad faith or willful misconduct. The Company will promptly reimburse each Indemnified Person for its costs of defense (including reasonable legal fees and expenses and the cost of any investigation and preparation) when and as they are incurred. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the Engagement or such Indemnified Person’s performance of services in connection with the Engagement except to the extent that any losses are found in a final judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s bad faith or willful misconduct.

If for any reason the foregoing indemnification is unavailable in whole or in part to a Indemnified Person, then the Company shall contribute to any losses for which such indemnification is unavailable (i) in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand and the Indemnified Person on the other hand from the matters contemplated by the Engagement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnified Person with respect to such losses and any other relevant equitable considerations. The parties agree that for the purposes hereof, the relative benefits received (or anticipated to be received) by DRC and by the Company shall be deemed to be in the same proportion as (i) the total value received (or proposed to be received) by the Company, pursuant to the matters (whether or not consummated) for which DRC has been engaged bears to (ii) the cash fees actually paid to DRC (excluding payments or reimbursement of expenses) in connection with the Engagement less any amounts paid or payable or other liabilities incurred by the Indemnified Person in connection with the Engagement; provided, however, that, to the extent permitted by applicable law, in no event shall DRC or any Indemnified Person be required to contribute an aggregate amount in excess of the aggregate cash fees actually paid to DRC under the Agreement less any amounts paid or payable or other liabilities incurred by Indemnified Person in connection with the Engagement. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.

Promptly after receipt by an Indemnified Person of written notice of the existence or commencement of any action, proceeding or investigation for which such Indemnified Person may seek reimbursement or indemnification or the assertion in writing (and reasonable detail) of any claim for which an Indemnified Person may seek reimbursement or indemnification, such Indemnified Person shall notify the Company in writing thereof; provided, however, that the failure of such Indemnified Person to so notify the Company (i) shall in no event affect the reimbursement or indemnification rights and obligations hereunder with respect to any other Indemnified Person and (ii) shall not affect the reimbursement or indemnification rights or obligations hereunder with respect to such Indemnified Person except to the extent that the failure to so provide such notice shall actually and materially damage the Company.

The Company will not, without the Indemnified Persons’ prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought hereunder (whether or not any Indemnified Persons are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes a provision unconditionally and completely releasing each Indemnified Person from all liability arising out of such claim, action or proceeding, (ii) does not include any statement of fault or culpability with respect to any Indemnified Person and (iii) does not involve any payment of money or other value by any Indemnified Person or any injunctive relief or factual findings or stipulations binding on any Indemnified Person.

No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each person or entity to be bound thereby. The foregoing shall be in addition to any rights that the parties may have at common law or otherwise. For purposes of enforcing this Exhibit A, the parties hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this Exhibit A is brought against any Indemnified Person and waive any defense of lack of personal jurisdiction and irrevocably agree that all changes in respect of any suit, action or proceeding may be heard or determined in any such court.

BOTH THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) AND DRC HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS EXHIBIT A, THE ENGAGEMENT, OR DRC’S PERFORMANCE OF THE SERVICES REFERRED TO THEREIN.

This Exhibit A shall remain in full force and effect indefinitely, notwithstanding the completion or termination of the Engagement. If any term, provision, covenant or restriction contained in this Exhibit A is held by a court of competent jurisdiction or other applicable authority to be invalid, void, unenforceable or against relevant policy, the remainder of the terms, provisions, covenants and restrictions contained in this Exhibit A shall remain in full force and effect and shall in no way be impaired, invalidated or affected.

This Exhibit A and the representations and warranties of the parties contained in the Agreement or any other agreement entered into in connection with the Transaction shall remain in full force and effect regardless of any investigation made by or on behalf of the respective parties, and shall survive any termination of such Agreement or other agreement, as the case may be, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, DRC and other Indemnified Persons.